Exhibit(c)(5)

Presentation to the
Special Committee of the
Board of Directors of
High Speed Access Corporation

September 21, 2001

Houlihan Lokey Howard & Zukin
Financial Advisors, Inc.
685 Third Avenue, 15th Floor
New York, NY 10017-4024
Tel. (212) 497-4100 • Fax: (212) 661-3070 • http://www.hlhz.com
New York • Los Angeles • Chicago • San Francisco • Washington, D.C. • Minneapolis • Dallas • Atlanta • Toronto • Hong Kong

Table of Contents

Section

Executive Summary	A

Valuation Analysis	B

Supporting Exhibits	C

Houlihan Lokey Howard & Zukin

Executive Summary

High Speed Access Corporation

Executive Summary

Summary Description Of Transaction

We understand that High Speed Access Corp. (the “Company”) is considering selling (“the Sale”) a portion of its assets (the “Assets”) to Charter Communications, Inc. (“Charter”) for an aggregate consideration of (i) approximately $81.1 million, consisting of cash, which is subject to certain adjustments, and the assumption of certain liabilities, (ii) the cancellation of 75,000 shares of the Company’s Series D Preferred Stock and (iii) the cancellation of the Amended and Restated Securities Purchase Warrant dated as of May 12, 2000. The consideration described in clause (i) of the preceding sentence is referred to herein as the “Cash and Assumption Consideration”. Such transaction and other related transactions disclosed to Houlihan Lokey are referred to collectively herein as the “Transaction.”

Houlihan Lokey’s Engagement

Houlihan Lokey has been retained on behalf of the Special Committee (the “Special Committee”) of the Board of Directors of the Company to render an opinion (the “Opinion”) to the Special Committee as to whether the Cash and Assumption Consideration constitutes fair consideration and reasonably equivalent value for the Assets.

Limiting Conditions

•	We have not been engaged to identify prospective purchasers or to ascertain the actual prices at which and terms on which the Assets can currently be sold, and, other than the Transaction, we know of no such efforts by others. Because the sale of any business enterprise involves numerous assumptions and uncertainties, not all of which can be quantified or ascertained prior to engaging in an actual selling effort, we express no opinion as to whether the Assets would actually be sold for the amount we believe to be its fair consideration and reasonably equivalent value.

•	We have relied upon and assumed, without independent verification, that as of the date of our Opinion, the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company and the Assets, and that as of the date of our Opinion, there has been no material adverse change in the assets, financial condition, business or prospects of the Company or the Assets since the date of the most recent financial statements made available to us.

Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

High Speed Access Corporation

Executive Summary

•	We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company or the Assets, and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company or of the Assets. Our Opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of the Opinion.

•	This presentation and the Opinion are furnished solely for your benefit and may not be relied upon by any other person without our prior written consent. This Opinion is delivered to the Special Committee subject to the conditions, scope of engagement, limitations and understandings set forth in this valuation report and our engagement letter dated September 19, 2001.

DUE DILIGENCE PERFORMED

We have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Our investigations included:

1.	reviewed the Company’s annual reports to shareholders and on Form 10-K for the fiscal years ended December 31, 1999 and 2000 and quarterly reports on Form 10-Q for the two quarters ended June 30, 2001, and Company-prepared interim financial statements for the period ended July 31, 2001, which the Company’s management has identified as being the most current financial statements available;

2.	reviewed a proforma balance sheet and the stated value of the Assets and of certain liabilities to be assumed by Charter in the Transaction.

3.	reviewed the Asset Purchase Agreement between High Speed Access Corporation and Charter Communications Holding Company, LLC, draft dated September 20, 2001;

4.	met with certain of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company and the Assets;

5.	reviewed forecasts and financial projections prepared by the Company’s management with respect to the Company and the Assets for the years ended December 30, 2001 through 2010;

6.	reviewed the historical market prices and trading volume for the Company’s publicly traded securities;

Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

High Speed Access Corporation

Executive Summary

7.	reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

8.	conducted such other studies, analyses and inquiries as we have deemed appropriate.

CONCLUSION

Based upon the foregoing, and in reliance thereon, it is our opinion that the Cash and Assumption Consideration constitutes fair consideration and reasonably equivalent value for the Assets.

Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

Valuation Analysis

High Speed Access Corporation

Valuation Analysis

In determining the value of the Assets the following methods were used: market multiple, discounted cash flow, comparable transactions and a book value analysis.

MARKET MULTIPLE METHODOLOGY

•	The market multiple method typically involves the multiplication of various earnings and cash flow and asset value measures by appropriate risk-adjusted multiples. Multiples are determined through an analysis of certain publicly traded companies, which are selected on the basis of operational and economic similarity with the principal business operations of the Company and the Assets. Earnings and cash flow multiples for the comparable companies are calculated based upon daily trading prices.

•	In analyzing the comparable companies, we found that none have any meaningful levels of earnings or cash flow, and, therefore, those measurements produce no meaningful multiples. We, therefore, analyzed the relevant multiples of the tangible asset value, tangible book value and revenues of the comparable companies, and the Assets. A comparative risk analysis between the Company and the Assets and the public companies formed the basis for the selection of appropriate risk adjusted multiples for the Assets. The risk analysis incorporates both quantitative and qualitative risk factors, which relate to, among other things, the nature of the industry in which the Company and the Assets and other comparable companies are engaged.

DISCOUNTED CASH FLOW METHODOLOGY

•	In the discounted cash flow approach, financial projections prepared by management were used. The present value of interim cash flows and the terminal value were determined using a risk-adjusted rate of return or “discount rate.” The discount rate, in turn, was developed through an analysis of rates of return on alternative investment opportunities on investments in companies with similar risk characteristics to the Company and the Assets. We estimated the terminal value of the Assets by using a multiple of EBITDA in the final year of the projections.

•	Management’s financial projections assume that all of the Company’s contracts with Charter’s cable systems are extended past their initial expiration dates, which occur at various times between 2004 and 2006. This assumption is not a certainty, so in 2005 and after, we added an incremental 5% to the “base” discount rate used from 2002 to 2004.

Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

High Speed Access Corporation

Valuation Analysis

•	In our analysis of management’s financial projections, we determined in addition to the contract rollover assumption that certain other underlying assumptions of the projections were aggressive. Based on discussions with management of the Company, we adjusted certain assumptions (specifically the number of new cable systems launched per year, and the incremental penetration rate.

TRANSACTION MULTIPLE METHODOLOGY

•	The comparable transactions methodology, also involves multiples of earnings and cash flow and other financial measures. Multiples used in this approach are determined through an analysis of transactions involving controlling interests in companies with operations similar to the principal business operations of the Company and the Assets.

•	We were unable to identify any transactions we considered comparable to the Transaction, and, therefore were unable to use the transaction methodology to develop an indication of value for the Assets.

BOOK VALUE METHODOLOGY

•	Lastly, we compared the stated value of the Assets, adjusted by certain liabilities to be assumed by Charter, to the purchase price to be paid by Charter in the Transaction.

VALUATION SUMMARY
($ in 000’s, except per share)

	Low	High
Valuation Method	Indication	Indication

Market Multiple Value	$30,936	$40,788

Discounted Cash Flow Value	$21,104	$56,527

Book Value	$27,568	$27,568

Comparable Transaction Value	NA	NA

HLHZ Concluded Range of Value of Assets	$21,104	$56,527

Cash and Assumption Consideration	$74,010	$74,010

Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

Supporting Exhibits

High Speed Access Corporation

Supporting Exhibits

MARKET MULTIPLE EVALUATION OF ASSETS

(figures in thousands)

					Add:
	Representative	Selected			Total	Indicated
	Level	Multiple Range			Debt	Asset Value Range

FYE 12/31/00
Revenues	$8,456	2.00x	—	2.50x		$16,913	—	$21,141

Projected 12/13/01
Revenues	$23,307	1.50x	—	1.75x		$34,961	—	$40,788

Net Asset Value	$29,908	0.8x	—	1.0x		$23,926	—	$29,908

Net Book Value	$27,568	1.3x	—	1.9x	$3,678	$35,839	—	$52,380

Projected 12/31/02
Revenues	$39,127	1.10x	—	1.25x		$43,040	—	$48,909

Median						$34,961	—	$40,788

Mean						$30,936	—	$38,625

Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

High Speed Access Corporation

Supporting Exhibits

REPRESENTATIVE EARNINGS OF ASSETS

(figures in thousands)

	Fiscal Year Ended	Projected

	2000	2001	2002

Reported Revenue	$8,456	$23,307	$39,127

Less: Internet Access and Line Charges	$12,227	$8,026	$7,280

Gross Profit	(3,770)	15,281	31,847

Less: Selling, General & Administrative (1)	79,992	67,271	63,914

Less: Other Operating Expenses	0	0	0

Adjusted EBITDA	(83,763)	(51,990)	(32,067)

Less: Depreciation and Amortization	NA	$179	$1,582

Adjusted EBIT	($83,763)	($52,169)	($33,649)

Less: Interest Expense	1,899	1,884	815

Adjusted Pre-tax Income	(85,662)	($54,054)	($34,464)

Less: Taxes	0	0	0

Adjusted Net Income	(85,662)	($54,054)	($34,464)

Add: Depreciation and Amortization	NA	$179	$1,582

Adjusted Cash Flow	($85,662)	($53,875)	($32,882)

Net Asset Value (2)	NA	$29,908	$29,908

Net Book Value (3)	NA	$27,568	$27,568

Footnotes:

(1)	Includes Field Expenses less Internet Access and Line Charges plus Operating Expenses

(2)	Assets net of depreciation

(3)	Net of those liabilities to be assumed and assets to be acquired in the Transaction

Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

High Speed Access Corporation

Supporting Exhibits

COMPARABLE PUBLIC COMPANY MULTIPLES

(figures in thousands)

		EV / EBITDA

	EV	3-yr Avg.		FYE		LTM

AT HOME CORP (1)	$1,464,891	(9.2x	)	(9.5x	)	(10.9x	)

AT HOME CORP (TIC) (2)	$282,580	(1.8x	)	(1.8x	)	(2.1x	)

EXODUS COMMUNICATIONS INC(1)	$3,745,022	NMF		NMF		NMF

EXODUS COMM. (TIC) (2)	$1,210,977	(106.8x	)	23.4x		23.1x

FASTNET CORP	$29,832	(3.9x	)	(1.6x	)	(1.9x	)

INTERNET AMERICA INC	$4,625	NMF		(5.3x	)	NMF

JUNO ONLINE SERVICES INC	$33,496	(0.5x	)	(0.3x	)	(0.7x	)

LOG ON AMERICA INC	$19,853	(2.5x	)	(1.0x	)	(1.0x	)

PRODIGY COMMUN CORP -CL A	$688,426	(5.3x	)	(2.8x	)	(3.2x	)

Low		-106.8x		-5.3x		-3.2x

High		-0.5x		23.4x		23.1x

Median		-3.2x		-1.6x		-1.5x

Mean		-20.1x		1.5x		2.4x

		Price / Net Book Value

	MVE	3-yr Avg.	FYE	LTM

AT HOME CORP	$143,735	0.1x	NMF	NMF

EXODUS COMMUNICATIONS INC	$227,915	NMF	6.5x	NMF

FASTNET CORP	$19,112	4.4x	0.9x	1.3x

INTERNET AMERICA INC	$4,290	NMF	NMF	NMF

JUNO ONLINE SERVICES INC	$32,601	1.1x	1.1x	1.9x

LOG ON AMERICA INC	$2,375	0.3x	0.3x	NMF

PRODIGY COMMUN CORP -CL A	$366,500	NMF	NMF	NMF

Low		0.1x	0.3x	1.3x

High		4.4x	6.5x	1.9x

Median		0.7x	1.0x	1.6x

Mean		1.4x	2.2x	1.6x

		EV / Revenue

	EV	3-yr Avg.	FYE	LTM

AT HOME CORP (1)	$1,464,891	4.4x	2.4x	2.4x

AT HOME CORP (TIC) (2)	$282,580	0.8x	0.5x	0.5x

EXODUS COMMUNICATIONS INC(1)	$3,745,022	NMF	4.6x	3.2x

EXODUS COMM. (TIC) (2)	$1,210,977	3.3x	1.5x	1.0x

FASTNET CORP	$29,832	3.4x	2.4x	2.1x

INTERNET AMERICA INC	$4,625	0.2x	0.2x	0.1x

JUNO ONLINE SERVICES INC	$33,496	0.5x	0.3x	0.3x

LOG ON AMERICA INC	$19,853	3.5x	1.6x	1.4x

PRODIGY COMMUN CORP -CL A	$688,426	3.0x	1.8x	1.6x

Low		0.2x	0.2x	0.1x

High		3.5x	2.4x	2.1x

Median		3.0x	1.5x	1.0x

Mean		2.1x	1.2x	1.0x

		EV / Total Assets

	EV	3-yr Avg.	FYE	LTM

AT HOME CORP (1)	$1,464,891	1.3x	1.2x	1.3x

AT HOME CORP (TIC) (2)	$282,580	0.2x	0.2x	0.3x

EXODUS COMMUNICATIONS INC(1)	$3,745,022	2.0x	1.0x	0.9x

EXODUS COMM. (TIC) (2)	$1,210,977	0.6x	0.3x	0.3x

FASTNET CORP	$29,832	1.4x	0.6x	0.8x

INTERNET AMERICA INC	$4,625	0.7x	0.7x	0.8x

JUNO ONLINE SERVICES INC	$33,496	0.5x	0.4x	0.6x

LOG ON AMERICA INC	$19,853	1.0x	0.6x	2.8x

PRODIGY COMMUN CORP -CL A	$688,426	4.1x	3.3x	4.3x

Low		0.2x	0.2x	0.3x

High		4.1x	3.3x	4.3x

Median		0.7x	0.6x	0.8x

Mean		1.2x	0.9x	1.4x

Footnotes:

(1)	Enterprise Value calculated based on face value of debt. These indications are excluded from Low, High, Mean and Median.

(2)	Enterprise Value calculated based on public trading value of debt, not face value. These indications are included in the calculations of Low, High, Mean and Median

Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

High Speed Access Corporation

Supporting Exhibits

RISK RANKING ANALYSIS

Size
(Revenue, thousands)

EXODUS COMMUNICATIONS	$1,175,633

AT HOME CORP	$611,025

PRODIGY COMMUN CORP -C	$434,980

JUNO ONLINE SERVICES INC	$118,492

INTERNET AMERICA INC	$34,663

High Speed Access	$25,753

FASTNET CORP	$14,165

LOG ON AMERICA INC	$14,053

Size
(Enterprise Value, thousands)

EXODUS COMMUNICATIONS	$3,745,022

AT HOME CORP	$1,464,891

PRODIGY COMMUN CORP -C	$688,426

LOG ON AMERICA INC	$19,853

FASTNET CORP	$29,832

INTERNET AMERICA INC	$4,625

JUNO ONLINE SERVICES INC	$33,496

Historical Growth
(2-Year Revenue)

High Speed Access	549.1%

LOG ON AMERICA INC	308.7%

EXODUS COMMUNICATIONS	293.9%

AT HOME CORP	258.2%

JUNO ONLINE SERVICES INC	129.3%

PRODIGY COMMUN CORP -C	66.3%

FASTNET CORP	51.3%

INTERNET AMERICA INC	44.4%

Historical Growth
(1-Year Revenue)

High Speed Access	312.1%

LOG ON AMERICA INC	280.0%

EXODUS COMMUNICATIONS	238.0%

JUNO ONLINE SERVICES INC	119.3%

PRODIGY COMMUN CORP -C	117.0%

AT HOME CORP	82.9%

INTERNET AMERICA INC	62.0%

FASTNET CORP	50.9%

Profitability
(EBIT to Revenue)

EXODUS COMMUNICATIONS	-34.8%

INTERNET AMERICA INC	-46.3%

JUNO ONLINE SERVICES INC	-46.4%

PRODIGY COMMUN CORP -C	-68.1%

FASTNET CORP	-156.5%

LOG ON AMERICA INC	-183.6%

AT HOME CORP	-274.2%

High Speed Access	-651.2%

Profitability
(EBITDA to Revenue)

EXODUS COMMUNICATIONS	4.5%

INTERNET AMERICA INC	-0.2%

AT HOME CORP	-22.0%

JUNO ONLINE SERVICES INC	-42.9%

PRODIGY COMMUN CORP -C	-49.8%

FASTNET CORP	-109.6%

LOG ON AMERICA INC	-138.8%

High Speed Access	-506.2%

Relative Depreciation
(Depreciation to EBITDA)

EXODUS COMMUNICATIONS	878.9%

JUNO ONLINE SERVICES INC	-8.1%

High Speed Access	-28.7%

LOG ON AMERICA INC	-32.2%

PRODIGY COMMUN CORP -C	-36.9%

FASTNET CORP	-42.8%

AT HOME CORP	-1149.1%

INTERNET AMERICA INC	-19337.1%

Internal Investment
(Capital Expenditures to Revenue)

EXODUS COMMUNICATIONS	175.5%

High Speed Access	84.7%

FASTNET CORP	44.0%

AT HOME CORP	23.5%

LOG ON AMERICA INC	6.5%

PRODIGY COMMUN CORP -C	2.2%

INTERNET AMERICA INC	2.0%

JUNO ONLINE SERVICES INC	1.1%

Liquidity
(Current Ratio)

High Speed Access	2.0

JUNO ONLINE SERVICES INC	1.4

FASTNET CORP	1.1

EXODUS COMMUNICATIONS	0.9

AT HOME CORP	0.6

PRODIGY COMMUN CORP -C	0.4

LOG ON AMERICA INC	0.4

INTERNET AMERICA INC	0.3

Leverage
(Debt to EV)

EXODUS COMMUNICATIONS	93.9%

AT HOME CORP	73.4%

FASTNET CORP	35.9%

PRODIGY COMMUN CORP -C	20.7%

INTERNET AMERICA INC	7.2%

LOG ON AMERICA INC	4.3%

JUNO ONLINE SERVICES INC	2.7%

Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

High Speed Access Corporation

Supporting Exhibits

BOOK VALUE OF ASSETS 1

($ in thousands)

		Purchase
Long Term Assets Assumed	Net Asset Value	Price

Charter One-Way	$4,139

Charter Two-Way	10,726

Charter-Louisville	7,906

DC Data Center	483

Denver Data Centers	1,131

Kipling - 2nd Floor	42

Kipling Lab	988

Capitalized Freight on Purchases	1,185

Kipling Software	102

Arapahoe Software	33

Capitalized Software - Non-Portal	3,171

Total Assets to be Transferred	$29,908	$81,100

Liabilities Assumed
Capital Lease Obligations:

SteelCase Financial	($1,310)	($1,310)

Insight Financial Corporation	(1,968)	($1,968)

Dell Financial	(399)	($399)

Adj. for Long Term Liabilities	($3,678)	($3,678)

Assumed Current Liabilities

Accrued Vacation	($193)	($193)

Sick Pay	(117)	(117)

Bonus	(750)	(750)

Adj. for Total Liabilities	($4,737)	($4,738)

Assets Acquired
CCI Receivables	$1,425	$1,425

Non-CCI Receivables	618	618

Assigned Security Deposits	355	355

Total Current Assets	$2,398	$2,398

Less: Adjustment Holdback		($750)

Less: Indemnification Holdback Amount		(4,000)

Net Book Value(1)	$27,568	$74,010

[1] As of June 30, 2001

Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

High Speed Access Corporation

Supporting Exhibits

DISCOUNTED CASH FLOW VALUATION — BASELINE

($ in thousands)

	Fiscal Year Ended December 31,
										Terminal
	2002	2003	2004	2005	2006	2007	2008	2009	2010	Value

EBITDA	($32,067)	($10,435)	$3,683	$23,059	$46,681	$73,034	$105,996	$142,710	$178,992

D&A	(1,582)	(3,944)	(6,199)	(7,481)	(8,306)	(9,563)	(10,570)	(11,577)	(12,584)

EBIT	(33,649)	(14,379)	(2,517)	15,578	38,375	63,471	95,427	131,133	166,408

Less: NOLs Used (1)	0	0	0	(15,578)	(16,000)	(16,000)	(16,000)	(16,000)	(16,000)

Taxable EBIT	(33,649)	(14,379)	(2,517)	0	22,375	47,471	79,427	115,133	150,408

Taxes @ 40%	0	0	0	0	(8,950)	(18,989)	(31,771)	(46,053)	(60,163)

Income After Taxes	(33,649)	(14,379)	(2,517)	15,578	29,425	44,483	63,656	85,080	106,245

D&A	1,582	3,944	6,199	7,481	8,306	9,563	10,570	11,577	12,584

Cap Ex	(8,620)	(5,551)	(8,052)	(9,059)	(10,066)	(11,073)	(12,080)	(13,088)	(14,095)	$178,992

W/C	(1,151)	(5,173)	(1,076)	(1,028)	(234)	(2,531)	(1,888)	(2,460)	(1,238)	6.0

Operating Cash Flow	(41,837)	(21,159)	(5,445)	12,972	27,431	40,441	60,257	81,108	103,496

Additional Financing Allocated (2)	(69,640)	0	0	0	0	0	0	0	0

Net Cash Flow	($111,478)	($21,159)	($5,445)	$12,972	$27,431	$40,441	$60,257	$81,108	$103,496	$1,073,951

Base Discount Factor 20.0%	0.872	0.727	0.606

Extended Discount 25.0%				0.433	0.346	0.277	0.222	0.177	0.142	0.127

Present Value of Cash Flow	($97,230)	($15,379)	($3,298)	$5,618	$9,504	$11,209	$13,362	$14,388	$14,688	$136,322

NPV of Existing Assets	$89,185

		Terminal EBITDA Multiple

		5.0	5.5	6.0	6.5	7.0

	22.0%	$45,814	$55,623	$65,431	$75,240	$85,049

Base	21.0%	55,721	66,274	76,827	87,380	97,933

Discount	20.0%	66,465	77,825	89,185	100,545	111,905

Rate	19.0%	78,120	90,356	102,593	114,829	127,065

	18.0%	90,770	103,958	117,146	130,335	143,523

		Fiscal Year Ended December 31,

		2002	2003	2004	2005	2006	2007	2008	2009	2010

(1)	Beginning NOL Available	$182,000	$182,000	$182,000	$182,000	$166,422	$150,422	$134,422	$118,422	$102,422

	Maximum Annual NOL Available	16,000	16,000	16,000	16,000	16,000	16,000	16,000	16,000	16,000
	NOL Used This Year	0	0	0	15,578	16,000	16,000	16,000	16,000	16,000

	Ending NOL	$182,000	$182,000	$182,000	$166,422	$150,422	$134,422	$118,422	$102,422	$86,422
(2)	Assumes Company will raise $102 million capital in 2002. Allocated to Assets based on projected EBITDA, CapEx & W/C of consolidated Company of -$100.2 million through 2004 compared to projected EBITDA, CapEx &W/C allocated to the Assets servicing Charter through 2004 of -$68.4 million (68% of total).

Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

High Speed Access Corporation

Supporting Exhibits

DISCOUNTED CASH FLOW VALUATION — MODIFICATION #1

($ in thousands)

	Fiscal Year Ended December 31,
										Terminal
	2002	2003	2004	2005	2006	2007	2008	2009	2010	Value

EBITDA	($32,188)	($11,708)	$777	$17,739	$37,972	$59,864	$88,098	$121,963	$157,678

D&A	(1,582)	(3,944)	(6,199)	(7,481)	(8,306)	(9,563)	(10,570)	(11,577)	(12,584)

EBIT	(33,771)	(15,652)	(5,422)	10,258	29,666	50,301	77,528	110,386	145,094

Less: NOLs Used (1)	0	0	0	(10,258)	(16,000)	(16,000)	(16,000)	(16,000)	(16,000)

Taxable EBIT	(33,771)	(15,652)	(5,422)	0	13,666	34,301	61,528	94,386	129,094

Taxes @ 40%	0	0	0	0	(5,466)	(13,721)	(24,611)	(37,754)	(51,638)

Income After Taxes	(33,771)	(15,652)	(5,422)	10,258	24,200	36,581	52,917	72,631	93,456

D&A	1,582	3,944	6,199	7,481	8,306	9,563	10,570	11,577	12,584

Cap Ex	(8,620)	(5,551)	(8,052)	(9,059)	(10,066)	(11,073)	(12,080)	(13,088)	(14,095)	$157,678

W/C	(1,136)	(5,076)	(958)	(876)	(25)	(2,249)	(1,593)	(2,280)	(1,258)	6.0

Operating Cash Flow	(41,944)	(22,335)	(8,232)	7,804	22,415	32,821	49,813	68,840	90,688

Additional Financing Allocated (2)	(71,235)	0	0	0	0	0	0	0	0

Net Cash Flow	($113,178)	($22,335)	($8,232)	$7,804	$22,415	$32,821	$49,813	$68,840	$90,688	$946,067

Base Discount Factor 20.0%	0.872	0.727	0.606

Extended Discount 25.0%				0.433	0.346	0.277	0.222	0.177	0.142	0.127

Present Value of Cash Flow	($98,714)	($16,234)	($4,986)	$3,380	$7,766	$9,097	$11,046	$12,212	$12,870	$120,089

NPV of Existing Assets	$56,527

		Terminal EBITDA Multiple

		5.0	5.5	6.0	6.5	7.0

	22.0%	$18,989	$27,630	$36,271	$44,912	$53,553

Base	21.0%	27,389	36,685	45,982	55,278	64,574

Discount	20.0%	36,513	46,520	56,527	66,535	76,542

Rate	19.0%	46,426	57,205	67,985	78,764	89,543

	18.0%	57,203	68,820	80,438	92,056	103,673

		Fiscal Year Ended December 31,

		2002	2003	2004	2005	2006	2007	2008	2009	2010

(1)	Beginning NOL Available	$180,000	$180,000	$180,000	$180,000	$169,742	$153,742	$137,742	$121,742	$107,742

	Maximum Annual NOL Available	16,000	16,000	16,000	16,000	16,000	16,000	16,000	16,000	16,000
	NOL Used This Year	0	0	0	10,258	16,000	16,000	16,000	16,000	16,000

	Ending NOL	$180,000	$180,000	$180,000	$169,742	$153,742	$137,742	$121,742	$105,742	$89,742
(2)	Assumes Company will raise $102 million capital in 2002. Allocated to Assets based on projected EBITDA, CapEx & W/C of consolidated Company of -$103.8 million through 2003 compared to projected EBITDA, CapEx &W/C allocated to Assets servicing Charter through 2004 of -$72.5 million (70% of total).

Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

High Speed Access Corporation

Supporting Exhibits

DISCOUNTED CASH FLOW VALUATION — MODIFICATION #2

($ in thousands)

	Fiscal Year Ended December 31,
										Terminal
	2002	2003	2004	2005	2006	2007	2008	2009	2010	Value

EBITDA	($32,330)	($13,170)	($3,284)	$10,174	$25,804	$42,112	$62,975	$88,202	$114,883

D&A	(1,582)	(3,944)	(6,199)	(7,481)	(8,306)	(9,563)	(10,570)	(11,577)	(12,584)

EBIT	(33,913)	(17,114)	(9,483)	2,693	17,498	32,550	52,406	76,625	102,299

Less: NOLs Used (1)	0	0	0	(2,693)	(16,000)	(16,000)	(16,000)	(16,000)	(16,000)

Taxable EBIT	(33,913)	(17,114)	(9,483)	0	1,498	16,550	36,406	60,625	86,299

Taxes @ 40%	0	0	0	0	(599)	(6,620)	(14,562)	(24,250)	(34,520)

Income After Taxes	(33,913)	(17,114)	(9,483)	2,693	16,899	25,930	37,843	52,375	67,780

D&A	1,582	3,944	6,199	7,481	8,306	9,563	10,570	11,577	12,584

Cap Ex	(8,620)	(5,551)	(8,052)	(9,059)	(10,066)	(11,073)	(12,080)	(13,088)	(14,095)	$114,883

W/C	(1,082)	(5,001)	(764)	(652)	(748)	94	(2,120)	(1,719)	(779)	6.0

Operating Cash Flow	(42,032)	(23,722)	(12,100)	463	14,391	24,513	34,212	49,145	65,490

Additional Financing Allocated (2)	(73,122)	0	0	0	0	0	0	0	0

Net Cash Flow	($115,154)	($23,722)	($12,100)	$463	$14,391	$24,513	$34,212	$49,145	$65,490	$689,300

Base Discount Factor 17.5%	0.886	0.754	0.642

Extended Discount 22.5%				0.467	0.381	0.311	0.254	0.207	0.169	0.153

Present Value of Cash Flow	($102,035)	($17,889)	($7,766)	$216	$5,488	$7,632	$8,695	$10,196	$11,091	$105,475

NPV of Existing Assets	$21,104

		Terminal EBITDA Multiple

		5.0	5.5	6.0	6.5	7.0

	19.5%	($11,213)	($3,646)	$3,921	$11,487	$19,054

Base	18.5%	(4,165)	3,987	12,140	20,293	28,446

Discount	17.5%	3,525	12,315	21,104	29,894	38,683

Rate	16.5%	11,919	21,401	30,883	40,365	49,847

	15.5%	21,083	31,319	41,554	51,789	62,024

		Fiscal Year Ended December 31,

		2002	2003	2004	2005	2006	2007	2008	2009	2010

(1)	Beginning NOL Available	$180,000	$180,000	$180,000	$180,000	$177,307	$161,307	$145,307	$129,307	$113,307

	Maximum Annual NOL Available	16,000	16,000	16,000	16,000	16,000	16,000	16,000	16,000	16,000
	NOL Used This Year	0	0	0	2,693	16,000	16,000	16,000	16,000	16,000

	Ending NOL	$180,000	$180,000	$180,000	$177,307	$161,307	$145,307	$129,307	$113,307	$97,307
(2)	Assumes Company will raise $102 million capital in 2002. Allocated to Assets based on projected EBITDA, CapEx & W/C of consolidated Company of -$108.6 million through 2004, compared to projected EBITDA, CapEx &W/C allocated to the Assets servicing Charter through 2004 of -$77.9 million (72% of total).

Houlihan Lokey Howard & Zukin Financial Advisors, Inc.